Exhibit 99.1

Claymont Steel Reports 2007 Second Quarter Results

CLAYMONT, Del., Jul 31, 2007 (PrimeNewswire via COMTEX News Network) —

Claymont Steel Holdings (Nasdaq:PLTE) reported record second quarter revenues of $90.7 million on record shipments of 103,705 tons. Average selling price of $875 per net ton also reached a new all-time high. Adjusted EBITDA of $18.3 million increased slightly over first quarter results of $18.2 million offset by higher scrap costs and unplanned operating delays. Net Income of $8.7 million and earnings per share of $0.50 compares to a first quarter loss driven largely by one-time costs from the Company’s successful debt refinancing.

“I am pleased with these results in light of some of the operational issues we experienced in the quarter,” said Chairman & CEO Jeff Bradley. “We just completed a very successful 10-day planned plate mill outage that addressed the key areas in which we were experiencing higher than normal delays. Extensive work was performed to our reheat furnace including the installation of level II controls and to the roller tables in the mill that will insure higher productivity levels in the future. I also want to congratulate our Melt Shop team on casting an all-time quarterly record of over 121,000 tons. This brings our year to date Melt Shop output to 240,509.”

“The Company’s strategy of increasing sales of Custom Plate and Custom Burned Plate continues to be one of the major driving forces behind our results,” continued Bradley. “The impact of significantly increasing our sales force coupled with the new incentive-based compensation plan implemented earlier this year is really starting to have a substantial impact on our business. Through June, we have received orders from 50 new plate customers and in the second quarter shipments in our highly profitable custom burned plate business more than doubled.”

Gross profit of $20.9 million was flat with the previous quarter affected by more than $60 per ton increase in scrap costs, and expenses related to the Plate Mill delays. Gross profit was down $6.8 million versus a year ago due largely to a $70 per ton comparative increase in scrap costs.

Selling, general and administrative costs were $0.2 million higher than the first quarter due to one-time recruiting expenses and $0.9 million higher than the same period last year due mainly to higher expenses relating to new public reporting requirements.

During the second quarter of 2007 the Company paid down its credit facility by just over $10.0 million. Interest expense for the quarter was down significantly from $6.0 million in the same period last year to $3.4 million. “I will reiterate that our goal with respect to debt is to reduce it to a level of around $100 million over the next 24 to 36 months,” stated David Clark, Chief Financial Officer. “At the current rate the company is well ahead of that timetable.”

The effective tax rate for the Company is estimated to be 38.6% for the second quarter 2007. In the first quarter the Company recorded a net tax benefit due to the refinancing costs. During the quarter the capital expenditures were $2.2 million, cash on hand at the end of the quarter was $6.7 million, and the total debt outstanding was $157.6 million.

Outlook

The operational issues that occurred in the first half of the year have been resolved and we look forward to a solid second half. We expect third quarter earnings per share of $0.35 to $0.45 burdened by $0.18 ($5.1 million) in costs related to June plate mill delays and the July scheduled outage. We are currently seeing some market softening as we have seen at different times during the past two years, but expect pricing and demand to strengthen again in the fourth quarter. With no scheduled outages, profitability should increase in the last three months of the year. Our business remains very solid and we expect continued success as we drive all of our key strategic initiatives.

Claymont has scheduled an earnings call which will take place on Tuesday July 31 at 4:30 PM EDT. Jeff Bradley, CEO and President, David Clark, CFO, Allen Egner, VP of Finance and Treasurer, Kendra Curtis, the Corporate Controller, and other senior members from the Operating Management team will discuss the results of the 2nd quarter. Persons wishing to listen to the web cast of the earnings call can do so through the investor’s relation portal of the company’s website at www.claymontsteel.com.

About Claymont Steel

Claymont Steel manufactures and sells custom discrete steel plate in North America. Claymont’s headquarters and manufacturing facilities are located in Claymont, Delaware. More information is available at www.claymontsteel.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company’s beliefs, expectations, future goals and similar statements, constitute forward-looking statements. These statements include, among others, statements regarding our business outlook, anticipated financial and operating results, anticipated product demand, interest expense, gross profit margins and scrap costs, the availability of raw materials and debt reductions plans. These forward-looking statements are based on management’s beliefs and assumptions, which are based on currently available information. These assumptions could prove inaccurate. These forward-looking statements also involve a number of risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statements. Some of these risks and uncertainties are described in Claymont Steel’s filings with the Securities and Exchange Commission, including the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s annual report on Form 10-K, filed with the SEC on April 2, 2007. Claymont Steel undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Claymont Steel Holdings, Inc.

Statement of Operations (Unaudited)

	Quarter Ended			6 Months Ended
(Dollars in thousands)	June 30, 2007	March 31, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net Sales	$90,715	$84,777	$82,382	$175,492	$163,722
Cost of sales	69,776	63,860	54,615	133,636	110,257

Gross profit	20,939	20,917	27,767	41,856	53,465
%	23%	25%	34%	24%	33%

Selling, General & Administrative	4,307	4,143	3,443	8,450	6,193

Income from operations	16,632	16,774	24,324	33,406	47,272

Other income (expense):
Interest income	60	402	773	462	1,614
Interest expense	(3,390)	(30,851)	(6,055)	(34,241)	(11,866)
Other Non-operating Income	—	—	—	—	139

Income before income taxes	13,302	(13,675)	19,042	(373)	37,159
Income tax expense	4,588	(4,815)	7,201	(227)	13,934

Net Income	$8,714	$(8,860)	$11,841	$(146)	$23,225

Common Stock Data:
Net income per share:
Basic	$0.50	$(0.51)	$1.05	$(0.01)	$2.07
Diluted	$0.49	$(0.50)	$1.05	$(0.01)	$2.05

Weighted average shares, in thousands
Basic	17,511	17,510	11,244	17,511	11,243
Diluted	17,836	17,809	11,317	17,822	11,317

EBITDA Recap:
Net Income	$8,714	$(8,860)	$11,841	$(146)	$23,225
Depreciation & Amortization	1,026	1,292	647	2,318	1,294
Interest, net	3,330	30,449	5,282	33,779	10,252
Income taxes	4,588	(4,815)	7,201	(227)	13,934

EBITDA	$17,658	$18,066	$24,971	$35,724	$48,705
Non Cash Compensation (a)	664	163	—	827	—
Adjusted EBITDA	$18,322	$18,229	$24,971	$36,551	$48,705
Adjusted EBITDA %	20%	22%	30%	21%	30%

(a)	Includes vesting of equity compensation and certain other non-cash accruals.

Claymont Steel Holdings, Inc.

Statement of Cash Flows from Operations (Unaudited)

	Quarter Ended			6 Months Ended
Dollars in thousands)	June 30, 2007	March 31, 2007	July 1, 2006	June 30, 2007	July 01, 2006
Operating Activities:
Net income (loss)	$8,714	$(8,860)	$11,841	$(146)	$23,225
Adjustment to reconcile net income:	—	—	—	—	—
Depreciation & amortization	1,026	12,178	1,487	13,204	2,443
Deferred taxes net	3,999	(4,829)	38	(830)	161
Stock compensation	313	163	—	476	—
Provision for (recoveries of) bad debts	—	—	—	—	—
Changes in assets and liabilities which provided (used) cash:	—	—	—	—	—
Accounts Receivable	(692)	(7,834)	(1,707)	(8,526)	(4,934)
Inventory	(2,327)	(7,855)	(634)	(10,182)	(3,603)
Prepaid Expenses	(1,613)	(732)	277	(2,345)	132
Income Taxes Receivable	(924)	(287)	—	(1,211)	—
Accounts Payable	(336)	9,633	7,118	9,297	8,180
Accrued Interest Payable	2,356	(11,793)	5,316	(9,437)	234
Accrued Taxes	1,506	—	(6,637)	1,506	(876)
Accrued Liabilities and Profit Sharing	675	(1,625)	1,271	(950)	(2,273)
Due to seller	—	—	—	—	(500)
Deferred Pension	—	—	2	—	2
Other Assets and Liabilities	(426)	—	—	(426)	2

Net cash provided by (used in) operating activities	12,271	(21,841)	18,372	(9,570)	22,193

Investing Activities:
Capital expenditures	(2,151)	(4,969)	(2,327)	(7,120)	(6,721)
Purchase of investment securities	—	(15,603)	(138,900)	(15,603)	(207,757)
Maturities of investment securities	105	105,288	207,910	105,393	276,074
Proceeds from sale of short-term investments	—	—	—	—	—
Purchase price and fees and expenses paid in cash	—	—	—	—	—

Net cash provided by (used in) investing activities	(2,046)	84,716	66,683	82,670	61,596

Financing Activities:
Proceeds from initial public offering, net	—	—	—	—	—
Repayment under pay-in-kind note offering	—	(75,000)	—	(75,000)	—
Borrowings under revolving credit facility	—	43,997	—	—	—
Repayments under revolving credit facility, net	(9,169)	—	—	34,828	—
Net proceeds from note payable—related party	—	—	—	—	—
Borrowings under term loan A	—	20,000	—	20,000	—
Repayment of term loan A	(1,111)	(1,111)	—	(2,222)	—
Borrowings under senior secured notes	—	—	(1,979)	—	(1,890)
Repayment under senior secured floating rate notes	—	(170,110)	—	(170,110)	—
Borrowing under senior secured floating rate notes	—	105,000	—	105,000	—
Deferred financing fees	39	(3,657)	(586)	(3,618)	(692)
IPO fees and expenses	37	—	—	37	—
Management restricted stock	—	—	—	—	—
Dividend	—	(855)	(69,504)	(855)	(69,504)

Net cash (used in) provided by financing activities	(10,204)	(81,736)	(72,069)	(91,940)	(72,086)

Net Increase (Decrease) In Cash	21	(18,861)	12,986	(18,840)	11,703

CASH—Beginning of period	1,259	20,120	1,336	20,120	2,619

CASH—End of period	$1,280	$1,259	$14,322	$1,280	$14,322

Supplemental Disclosures off Cash Flow:

Cash paid during the period for:
Interest	1,035	19,157	739	20,192	11,078

Income Taxes	45	300	8,465	345	9,441

Claymont Steel Holdings, Inc.

Balance Sheet (Unaudited)

	Quarter Ended
(Dollars in thousands)	June 30, 2007	March 31, 2007	July 1, 2006
CASH	$1,280	$1,259	$14,322
INVESTMENT SECURITIES	4,984	5,089	—
ACCOUNTS RECEIVABLE	49,607	48,915	43,679
INVENTORIES	50,880	48,553	39,555
PREPAID EXPENSES	2,860	1,247	673
DEFERRED TAXES	890	888	760
OTHER ASSETS	426	—	—

TOTAL CURRENT ASSETS	110,927	105,951	98,989

FIXED ASSETS	29,595	28,124	20,654
INCOME TAX RECEIVABLE	4,160	3,236	—
DEFERRED FINANCING FEES	3,579	3,618	7,628
INTANGIBLE ASSETS	4,284	4,629	6,250
DEFERRED PENSION ASSET	472	472	—

OTHER ASSETS	1,943	3,820	—

TOTAL ASSETS	154,960	149,850	133,521

LINE OF CREDIT	6,667	6,667	—
ACCOUNTS PAYABLE	26,414	26,750	24,697
ACCRUED INTEREST PAYABLE	3,520	1,165	7,401
DUE TO SELLER	—	—	4,314
ACCRUED TAXES	1,513	—	518
ACCRUED LIABILITIES	3,082	3,152	2,259
ACCRUED PROFIT SHARING	1,508	763	1,614

TOTAL CURRENT LIABILITIES	42,704	38,497	40,803

LONG TERM DEBT	150,940	161,219	168,734
DEFERRED TAXES	2,124	—	187
OTHER LONG TERM LIABILITIES	—	—	286

TOTAL LIABILITIES	195,768	199,716	210,010

STOCKHOLDERS EQUITY	(40,808)	(49,866)	(76,489)

TOTAL LIABILITIES & EQUITY	$154,960	$149,850	$133,521

Claymont Steel Holdings, Inc.

Supplemental Statistics (Unaudited)

	Quarter Ended			6 Months Ended
(Dollars in thousands)	June 30, 2007	March 31, 2007	July 1, 2006	June 30, 2007	July 01, 2006
Net ASP	$875	$838	$822	$857	$822

Shipments in net tons	103,705	101,128	100,220	204,833	199,121
Custom Tons	73,608	74,622	63,351	148,230	131,438
Standard Tons	30,097	26,506	36,869	56,603	67,683

Production:
Slab Tons Produced	121,596	118,904	107,256	240,500	216,176
Plate Tons Produced	107,453	99,401	113,426	206,854	206,140

Capital Expenditures	$2,151,000	$4,969,000	$2,330,000	$7,120,000	$6,721,000
Net Income		$(8,860)		$(146)
+ Income Taxes		(4,815)		(227)

Income before taxes		(13,675)		(373)
Add Backs Call premiums (Cash)		12,603		12,603
Deferred financing fees (Non-cash)		9,623		9,623
Bond discount premium (Non-cash)		1,261		1,261

Adjusted income before taxes		9,812		23,114
Adjusted income taxes		3,856		9,084

Adjusted net income		$5,956		$14,030

Common Stock Data:
Adjusted Net income per share:
Basic	$0.50	$(0.51)	$1.05	$0.80	$2.07
Diluted	$0.49	$(0.50)	$1.05	$0.79	$2.05

Weighted average shares, in thousands
Basic	17,511	17,510	11,244	17,511	11,243
Diluted	17,836	17,809	11,317	17,822	11,317